Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 31, 2022, relating to the consolidated financial statements of Greenidge Generation Holdings Inc. appearing in the Annual Report on Form 10-K of Greenidge Generation Holdings Inc. as of and for the years ended December 31, 2021 and 2020.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ ArmaninoLLP

Dallas, Texas

April 18, 2022